Contact: Jon Anderson, Actel Corporation (650) 318-4445

For Release: October 28, 2008 @ 1:15 P.M. PT

ACTEL ANNOUNCES THIRD QUARTER 2008 FINANCIAL RESULTS

Mountain View, Calif. – Actel Corporation (NASDAQ: ACTL) today announced net revenues of $53.2 million for the third quarter of 2008, down 8 percent from the second quarter of 2008 and up 11 percent from the third quarter of 2007.

Non-GAAP net income, which excludes stock-based compensation, option restatement expenses, and other nonrecurring adjustments, was $1.9 million for the third quarter of 2008 compared with $4.0 million for the second quarter of 2008 and $3.3 million for the third quarter of 2007. Non-GAAP earnings were $0.07 per diluted share for the third quarter of 2008 compared with $0.15 for the second quarter of 2008 and $0.12 for the third quarter of 2007.

Including stock-based compensation and other adjustments in accordance with generally accepted accounting principles (GAAP), Actel reported a net loss of $1.4 million, or ($0.05) per basic share, for the third quarter of 2008 compared with net income of $2.0 million, or $0.08 per diluted share, for the second quarter of 2008 and net income of $1.8 million, or $0.07 per diluted share, for the third quarter of 2007.

Gross margin was 58.0 percent for the third quarter of 2008 compared with 60.0 percent for the second quarter of 2008 and 59.7 percent for the third quarter of 2007.

Business Outlook – Fourth Quarter 2008

The Company believes that fourth quarter 2008 revenues will be flat to down four percent sequentially. Gross margin is expected to be around 59 to 60 percent. Operating expenses are anticipated to come in at approximately $29 million, which excludes an estimated $1.8 million of stock-based compensation expense. Other income is expected to be about $1.5 million. The tax provision for the quarter is expected to be a credit of approximately $1 million. Outstanding fully diluted share count is expected to be about 25.9 million shares. The guidance for operating expenses does not include the ongoing amortization of intangibles and deferred compensation for the acquisition of Pigeon Point Systems of approximately $0.7 million or the one-time charge for the reduction in force that is expected to be around $3 million.

Conference Call

A conference call to discuss third quarter results will be held Tuesday, October 28, 2008, at 2:00 p.m. Pacific Time. A live web cast and replay of the call will be available. Web cast and replay access information as well as financial and other statistical information can be found on Actel’s web site, www.actel.com.

Non-GAAP Financial Measures

This release includes non-GAAP net income, non-GAAP net income per share data, and other non-GAAP line items from the Condensed Consolidated Statements of Operations, including total costs and expenses, income from operations, and income before tax provision. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our operating performance. Actel believes that the presentation of these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to both management and investors regarding financial and business trends relating to Actel’s financial condition and results of operations, in particular by excluding certain expense and income items that we believe are not indicative of our core operating results. Actel believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting.

About Actel

Actel is the leader in low-power and mixed-signal FPGAs, offering the most comprehensive portfolio of system and power management solutions. Power Matters. Learn more at www.actel.com.

Forward-Looking Statement Safe Harbor

The statements in the paragraph under the heading “Business Outlook – Fourth Quarter 2008” are forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and should be read with the “Risk Factors” in Actel’s most recent Form  10-Q, which can be found on Actel’s web site, www.actel.com. Actel’s quarterly revenues and operating results are subject to a multitude of risks, including general economic conditions and a variety of risks specific to Actel or characteristic of the semiconductor industry, such as fluctuating demand, intense competition, rapid technological change and related intellectual property and international trade issues, wafer and other supply shortages, and booking and shipment uncertainties. These and the other Risk Factors make it difficult for Actel to accurately project quarterly revenues and operating results, and could cause actual results to differ materially from those projected in the forward-looking statements. Any failure to meet expectations could cause the price of Actel’s stock to decline significantly.

Editor’s Note: The Actel name and logo are registered trademarks of Actel Corporation. All other trademarks and servicemarks are the property of their respective owners.

ACTEL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three Months Ended			Nine Months Ended
	Oct. 5, 2008	Jul. 6, 2008	Sep. 30, 2007	Oct. 5, 2008	Sep. 30, 2007
Net revenues	$53,215	$57,649	$47,880	$165,620	$145,274
Costs and expenses:
Cost of revenues	22,343	23,035	19,306	68,116	59,072
Research and development	16,995	17,103	13,754	50,807	48,251
Selling, general, and administrative	15,038	15,613	14,800	47,431	46,285
Amortization of acquisition- related intangibles	458	—	—	458	—

Total costs and expenses	54,834	55,751	47,860	166,812	153,608

Income (loss) from operations	(1,619)	1,898	20	(1,192)	(8,334)
Interest income and other, net	465	1,701	2,156	4,098	6,376

Income (loss) before tax provision (benefit)	(1,154)	3,599	2,176	2,906	(1,958)
Tax provision (benefit)	219	1,635	391	2,139	(351)

Net income (loss)	$(1,373)	$1,964	$1,785	$767	$(1,607)

Net income (loss) per share:
Basic	$(0.05)	$0.08	$0.07	$0.03	$(0.06)

Diluted	$(0.05)	$0.08	$0.07	$0.03	$(0.06)

Shares used in computing net income (loss) per share:
Basic	25,726	25,408	26,935	25,873	26,842

Diluted	25,726	26,155	27,234	26,267	26,842

RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS TO GAAP STATEMENTS OF OPERATIONS

(Unaudited, in thousands)

	Three Months Ended			Nine Months Ended
	Oct. 5, 2008	Jul. 6, 2008	Sep. 30, 2007	Oct. 5, 2008	Sep. 30, 2007
Cost and expenses:
Non-GAAP research and development	$15,408	$16,159	$12,917	$47,250	$41,342
Adjustments related to stock based compensation and other.	1,587	944	837	3,557	6,909

GAAP research and development	$16,995	$17,103	$13,754	$50,807	$48,251

Non-GAAP amortization of acquisition-related intangibles	$—	$—	$—	$—	$-
Adjustments related to amortization of acquisition-related intangibles	458	—	—	458	—

GAAP amortization of acquisition-related intangibles	$458	$—	$—	$458	$—

Non-GAAP selling, general and administrative	$14,126	$14,437	$13,079	$42,752	$39,722
Adjustments related to stock based compensation, option investigation and other	912	1,176	1,721	4,679	6,563

GAAP selling, general and administrative	$15,038	$15,613	$14,800	$47,431	$46,285

RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS TO GAAP STATEMENTS OF OPERATIONS

(Unaudited, in thousands)

	Three Months Ended			Nine Months Ended
	Oct. 5, 2008	Jul. 6, 2008	Sep. 30, 2007	Oct. 5, 2008	Sep. 30, 2007
Income (loss) from operations:
Non-GAAP income from operations	$1,338	$4,018	$2,578	$7,502	$5,138
Adjustments related to stock based compensation and other	(2,957)	(2,120)	(2,558)	(8,694)	(13,472)

GAAP (loss) income from operations	$(1,619)	$1,898	$20	$(1,192)	$(8,334)

Interest income and other, net:
Non-GAAP interest income and other, net	$1,338	$1,701	$2,156	$4,971	$6,376
Adjustments related to investment impairment	(873)	—	—	(873)	—

GAAP interest income and other, net	$465	$1,701	$2,156	$4,098	$6,376

Income (loss) before tax provision:
Non-GAAP income before tax provision	$2,676	$5,719	$4,734	$12,473	$11,514
Adjustments related to stock based compensation and other	(3,830)	(2,120)	(2,558)	(9,567)	(13,472)

GAAP (loss) income before tax provision	$(1,154)	$3,599	$2,176	$2,906	$(1,958)

RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS TO GAAP STATEMENTS OF OPERATIONS

(Unaudited, in thousands except per share amounts)

	Three Months Ended			Nine Months Ended
	Oct. 5, 2008	Jul. 6, 2008	Sep. 30, 2007	Oct. 5, 2008	Sep. 30, 2007

Net income (loss):
Non-GAAP net income	$1,873	$4,003	$3,314	$8,731	$8,060
Adjustments related to stock based compensation other and tax	(3,246)	(2,039)	(1,529)	(7,964)	(9,667)

GAAP net income (loss)	$(1,373)	$1,964	$1,785	$767	$(1,607)

Net income (loss) per share:
Basic:
Non-GAAP net income per share	$0.07	$0.16	$0.12	$0.34	$0.30
Adjustments related to stock based compensation other and tax	(0.12)	(0.08)	(0.05)	(0.31)	(0.36)

GAAP net income (loss) per share	$(0.05)	$0.08	$0.07	$0.03	$(0.06)

Diluted:
Non-GAAP net income per share	$0.07	$0.15	$0.12	$0.33	$0.29
Adjustments related to stock based compensation other and tax	(0.12)	(0.07)	(0.05)	(0.30)	(0.35)

GAAP net income (loss) per share	$(0.05)	$0.08	$0.07	$0.03	$(0.06)

ACTEL CORPORATION

CONSOLIDATED BALANCE SHEETS
(In thousands)

	Oct. 5, 2008	Jan. 6, 2008
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$25,832	$30,119
Short-term investments	107,559	152,609
Accounts receivable, net	29,588	18,116
Inventories	56,183	35,587
Deferred income taxes	19,331	19,350
Prepaid expenses and other current assets	7,757	10,259

Total current assets	246,250	266,040
Property and equipment, net	35,442	25,417
Long-term investments	11,296	6,442
Goodwill	37,533	30,197
Deferred income taxes	17,245	16,082
Other assets, net	20,843	19,438

	$368,609	$363,616

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,439	$16,972
Accrued compensation and employee benefits	8,541	6,181
Accrued licenses	3,861	4,927
Other accrued liabilities	5,484	3,941
Deferred income on shipments to distributors	35,972	26,109

Total current liabilities	76,297	58,130
Deferred compensation plan liability	4,682	5,479
Deferred rent liability	1,419	1,417
Accrued sabbatical compensation	3,380	3,380
Other long-term liabilities, net	5,424	3,718

Total liabilities	91,202	72,124
Shareholders’ equity	277,407	291,492

	$368,609	$363,616